Exhibit 99.1

Basin Water, Inc. Signs Sale Agreement with

Amplio Filtration Holdings, Inc. and Files Voluntary Petition Under

Chapter 11

Transaction Designed to Enable Company

To Continue Operations as Provider of Environmental Solutions

RANCHO CUCAMONGA, Calif., July 16, 2009 - Basin Water, Inc. (NASDAQ: BWTR) announced today that it has signed an asset purchase agreement to sell substantially all of its assets to Amplio Filtration Holdings, Inc., a Delaware corporation and an affiliate of the Amplio Group, an international operator and investor in renewable energy and liquid filtration businesses. In order to facilitate the sale process, Basin Water has filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Basin Water anticipates that the Chapter 11 filing will allow it to complete the sale under Section 363 of Chapter 11 of the Bankruptcy Code to Amplio Filtration Holdings, Inc. or to another buyer who is determined by the Bankruptcy Court to have offered a higher and better bid for the assets of the Company. Basin Water expects that the sale will close in the third quarter of this year. During this process, the Company expects to continue normal business operations consistent with its obligations as a Chapter 11 debtor-in-possession under the jurisdiction of the Bankruptcy Court. Basin Water expects to continue to sell, design and build custom water and air treatment solutions and provide uninterrupted customer service to those customers with whom it has water service agreements (WSAs). The Company will continue paying suppliers for goods and services provided after the bankruptcy filing date and, subject to approval by the Bankruptcy Court, the Company will pay all wages and benefits for active employees without interruption.

According to Michael M. Stark, President and CEO of Basin Water, the Chapter 11 process will allow the Company to continue providing its pay-for-performance environmental solutions to its customers in municipal and industrial markets while the business completes a structured sale of the Company’s assets. “We are grateful for the continuing support of our customers, our suppliers and our alliance partners as we undertake the Chapter 11 sale process. We have always been committed to providing reliable solutions for our customers, and we will continue to live up to those commitments as we go through this process. We do not anticipate any significant disruptions to our business and, subject to the approval of the Bankruptcy Court, intend to pay our vendors promptly for goods and services provided after the filing. What is more, we plan to be very active in the marketplace, developing new business opportunities and executing new contracts with our prospective customers,” he said. “We expect to emerge from this process as a new company in the financial position to continue our mission of providing guaranteed environmental solutions on a pay-for-performance basis and achieving low lifecycle costs in meeting our customers’ needs,” he added.

9302 Pittsburgh Ave., Suite 210, Rancho Cucamonga, CA 91730 Tel. (877) 312-8950 Fax (281) 358-2443 www.basinwater.com

Terms of Asset Purchase Agreement

Under the Asset Purchase Agreement, Amplio Filtration Holdings, Inc. would purchase substantially all of the Company’s assets and assume certain of the Company’s obligations associated with the purchased assets through a supervised sale under Section 363 of the Bankruptcy Code. The purchase price is Two Million Dollars ($2,000,000), but is subject to higher and better bids, approval of the Bankruptcy Court and customary closing conditions. The Company plans to engage in a robust bidding process with any and all interested parties. Those interested in submitting bids should contact Andrew F. Viles, Managing Director, Head of US M&A, Canaccord Adams, 99 High St., Boston, MA 02110, 617.371.3715, or the Company in writing at 9302 Pittsburgh Avenue, Suite 210, Rancho Cucamonga, CA 91730, as soon as possible, as competing bids are expected to be due by August 20, 2009.

The Chapter 11 filing by the Company was made July 16, 2009, in the United States Bankruptcy Court for the District of Delaware, in Wilmington, Delaware. Basin Water’s legal advisors with respect to the Chapter 11 filing are Young Conaway Stargatt & Taylor, LLP and Latham & Watkins LLP.

About Basin Water

Basin Water, Inc. designs, builds and implements systems for the treatment of contaminated groundwater, industrial process water and air streams from municipal and industrial sources. It provides reliable sources of drinking water for many communities, and the ability to comply with environmental standards and recover valuable resources from process and wastewater streams. Basin Water has developed proprietary, scalable ion-exchange, biological and other treatment systems that effectively process contaminated water and air in an efficient, flexible and cost effective manner. Additional information may be found on the Company’s web site: www.basinwater.com.

Forward Looking Statements

This press release contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipate” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity, or the bankruptcy process. Actual results may differ materially from these expectations due to various risks and uncertainties, including: the Company’s ability to fund its working capital needs through the bankruptcy process, obtaining Bankruptcy Court approval of the Asset Purchase Agreement and the consummation of the transactions contemplated thereby in a timely manner, the ability to complete the Chapter 11 process in a timely manner, the Company’s ability to continue to operate in the ordinary course and manage its relationships with its creditors, noteholders, vendors, employees and customers given the Company’s financial condition and the bankruptcy filing, the ability to limit the amount of time the Company’s management and officers devote to restructuring, in order to allow them to run the business and retain a number of the Company’s key managers and employees, the Company’s ability to manage its capital to meet future liquidity needs and continue operations, the effectiveness of any cost-saving measures by the Company, the Company’s limited operating history, significant operating losses associated with certain of the Company’s contracts,

9302 Pittsburgh Ave., Suite 210, Rancho Cucamonga, CA 91730 Tel. (877) 312-8950 Fax (281) 358-2443 www.basinwater.com the Company’s ability to renegotiate loss contracts with its customers, changes in governmental regulation that may affect the water industry, particularly with respect to environmental laws, and changes in the board of directors and management members. More detailed information about these risks and uncertainties are contained in the Company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K/A for the year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q, as amended. There can be no assurance that the Company can remain in possession of its assets and control of its business as a debtor-in-possession and that a trustee will not be appointed to operate the business of the Company. The Company’s current business relationships and arrangements, and the Company’s ability to negotiate future business arrangements may be adversely affected by the filing of the bankruptcy petition. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company assumes no obligation to update these forward-looking statements to reflect any change in future events.

CONTACT:

Basin Water, Inc.

W. Christopher Chisholm

Vice President & Chief Financial Officer

877-312-8950 (Please note new telephone number)

www.basinwater.com

9302 Pittsburgh Ave., Suite 210, Rancho Cucamonga, CA 91730 Tel. (877) 312-8950 Fax (281) 358-2443 www.basinwater.com